UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2007

Metalline Mining Company
 (Exact name of registrant as specified in its charter)

Nevada	0-27667	91-1766677
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 E. Margaret Avenue, Coeur d'Alene, Idaho	83815
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 665-2002

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously reported that on June 4, 2007 the Company’s Board of Directors appointed Robert Devers as Chief Financial Officer effective June 18, 2007. The Board also approved a base salary of $12,500 per month for the first three months of Mr. Devers’ employment based on a full-time commitment, with an option to retain Mr. Devers’ services on either a full-time or part-time basis thereafter.

Effective September 18, 2007, the Board, upon the recommendation and approval of the Company’s Compensation Committee, extended Mr. Devers’ appointment as Chief Financial Officer on a full-time basis for five months. Mr. Devers will continue to receive a base salary of $12,500 per month. There are no family relationships between Mr. Devers and any other officer or director of the Company. During the last two years, neither Mr. Devers nor any associate or affiliate of Mr. Devers has or had a direct or indirect material interest in any Company transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalline Mining Company
(Registrant)

Date: September 21, 2007	/s/ Merlin Bingham

Name: Merlin Bingham
Title: President